UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
September 17, 2020
Date of Report (Date of earliest event reported)

SOLARWINDS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-38711	81-0753267
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7171 Southwest Parkway
Building 400
Austin, Texas 78735
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (512) 682-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	SWI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 17, 2020, the Board of Directors (the “Board”) of SolarWinds Corporation (the “Company”), based on the recommendation of its Nominating and Corporate Governance Committee, appointed Dennis Howard to the Board as a Class III director to stand for re-election at the Company’s 2021 annual meeting of stockholders. Mr. Howard will replace Paul Cormier who resigned from the Board and all committees of the Board on which he served, effective September 17, 2020, to open up a vacancy for the appointment of Mr. Howard. Mr. Cormier indicated that he is not resigning as a result of any disagreement with the Company. The Board also appointed Mr. Howard to serve on its audit committee effective upon his appointment to the Board. The Board determined that Mr. Howard qualifies as independent under the director independence standards set forth in the rules and regulations of Securities and Exchange Commission (the “SEC”) and the applicable listing standards of the New York Stock Exchange (the “NYSE”) and also satisfies the additional requirements of financial literacy and audit committee independence for audit committee service under the applicable rules and regulations of the SEC and listing standards of the NYSE. There are no arrangements or understandings between Mr. Howard and any other persons pursuant to which he was appointed as a director of the Company, and Mr. Howard has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. In addition, based on the recommendation of its Nominating and Corporate Governance Committee, the Board also appointed Easwaran Sundaram to its Nominating and Corporate Governance Committee to fill the vacancy on the committee created as a result of Mr. Cormier's resignation

Mr. Howard will participate in the Company’s director compensation plan for non-employee directors, as described below under the heading “Non-Employee Director Compensation Policy.”

Mr. Howard has served as the Executive Vice President and Chief Information Officer of Charles Schwab & Co, Inc. since 2016 and previously served as its Senior Vice President, Core Technology Services from 2014 to 2016. Prior to Charles Schwab, he served as Senior Vice President and Chief Information Officer of Visa Inc. and in various other information technology roles at Visa across a number of disciplines, including development of enterprise systems, data and analytics and client-facing product development. Prior to Visa, Mr. Howard worked in technology at Commerce One, Inc. and other firms and served in several roles in the public sector. Mr. Howard holds a B.A. from the University of Texas at San Antonio and a Masters of Public Policy and Administration from Baylor University.

Non-Employee Director Compensation Policy
On September 17, 2020, the Board approved an amended and restated director compensation policy for all non-employee directors to add compensation for the role of Chairman of the Board. The Board appointed William Bock as Chairman of the Board effective August 5, 2020. Pursuant to the amended and restated director compensation policy non-employee directors shall receive the compensation set forth in the table below. All retainers are annual amounts paid quarterly based on the director’s service period. Chairman and committee retainers are in addition to the general Board member retainer. Committee chairs receive the applicable committee chair retainer in lieu of the member retainer payable for service on the committee.

General Board member retainer	$50,000
Chairman retainer	$100,000
Audit Committee Chair retainer	$25,000
Compensation Committee Chair retainer	$17,500
Nominating and Governance Committee Chair retainer	$10,000
Audit Committee member retainer	$12,500
Compensation Committee member retainer	$8,750
Nominating and Governance Committee member retainer	$5,000
Initial equity grant - Board member (1)	$460,000 value (100% restricted stock units) (2)
Initial equity grant - Chairman (3)	$50,000 value (100% restricted stock units) (4)
Annual equity grant (5)	$210,000 (100% restricted stock units) (6)

(1)For non-employee directors in office upon the closing of the Company’s initial public offering (“Effective Date”), the initial award was granted on the Effective Date. For non-employee directors appointed after the Effective Date, the initial award will be granted on the date the non-employee director is first appointed as a director.
(2)For non-employee directors as of the Effective Date, the number of restricted stock units granted was calculated using the Company’s initial public offering price (prior to underwriting discounts). For non-employee directors appointed after the Effective Date, the number of restricted stock units granted will be calculated using the closing price of one share of the Company’s common stock on the grant date. The award will vest annually over four years with 25% of the restricted stock units vesting on each anniversary of the grant date, subject to continued service through each applicable date, unless otherwise determined by the Board and set forth in the grant agreement between the non-employee director and the Company.

(3)For Chairman in office upon approval of this amended and restated non-employee director compensation policy (the “Approval Date”), the initial award will be granted on the Approval Date. For non-employee directors appointed as Chairman after the Approval Date, the initial award will be granted on the date the non-employee director is first appointed as Chairman.
(4)The number of restricted stock units granted will be calculated using the closing price of one share of the Company’s common stock on the grant date. The award will vest 100% on the date of the Company's next annual meeting of stockholders following the grant date, subject to continued service through such date.
(5)Grant is awarded to continuing directors on each date of the Company’s annual meeting of stockholders if, as of such date, a director has served on the Board for at least the preceding six months.
(6)The number of restricted stock units granted will be calculated using the closing price of one share of the Company’s common stock on the grant date. The award will vest 100% on the one-year anniversary of the grant date, subject to continued service through such date.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Press Release issued by SolarWinds Corporation dated September 21, 2020
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLARWINDS CORPORATION

Dated:	September 21, 2020	By:	/s/ Kevin B. Thompson
Kevin B. Thompson
President and Chief Executive Officer